UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition periodfor complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2017, Julie Papanek Grant resigned from her position as a member of the Board of Directors (the “Board”) of Protagonist Therapeutics, Inc. (the “Company”) and as a member of the Audit Committee and the Compensation Committee of the Board. Ms. Papanek’s resignation was not due to any disagreement with the Company. Lewis T. “Rusty” Williams, M.D., Ph.D. was appointed to the Compensation Committee of the Board to fill the vacancy created by Ms. Grant’s resignation.

On December 12, 2017, the Board also appointed Sarah Noonberg, as a director of the Company to fill the vacancy created by Ms. Papanek’s resignation, effectively immediately.  Dr. Noonberg was designated as a Class I director and will serve for the remainder of the Class I term, which expires at the Company’s 2020 annual meeting of stockholders. The Board also appointed her to serve as a member of the Audit Committee of the Board of Directors.  The Board has affirmatively determined that Dr. Noonberg is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There were no arrangements or understandings between Dr. Noonberg and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K or 5.02(d) of Form 8-K) between Dr. Noonberg and the Company required to be disclosed herein.

Dr. Noonberg will be entitled to compensation under the Company’s standard compensation arrangements for non-employee directors, which is as follows for a member of the Board and Audit Committee:

•                  an annual cash fee for service as a director during the year of $40,000;

•                  an annual cash fee for service as a member of the Audit Committee of $7,500;

•                  an initial stock option grant for 24,000 shares of the Company’s common stock will be granted on December 15, 2017, with an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, which will vest in equal monthly installments over three years, subject to Dr. Noonberg’s continuous service with the Company, and which vesting will accelerate in full upon a change in control of the Company; and

•                  on the date of each of the Company’s annual meeting of stockholders an annual stock option grant for 12,000 shares of the Company’s common stock, with an exercise price per share equal to the fair market value of a share on the date of grant, which will vest at the earlier of one year or the date of the Company’s next annual meeting of stockholders, subject to Dr. Noonberg’s continuous service with the Company, and which vesting will accelerate in full upon a change in control of the Company.

Dr. Noonberg will also enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated:	December 14, 2017

		By:	/s/ Thomas P. O’Neil
Thomas P. O’Neil
Chief Financial Officer

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